                                                                   EXHIBIT 10.1


                                                          CONFIDENTIAL

                               SUPPLY AGREEMENT

This Supply Agreement dated this 30th day of April, 1998, between McKesson U.S. Health Care, a division of McKesson Corporation ("McKesson") and Horizon Pharmacies Inc. ("Horizon") shall be to establish a five (5) year program for the supply of prescription drugs and other health and beauty care products by McKesson to retail pharmacies owned or operated by Horizon (referred to herein as "Pharmacies" or "Stores"). The parties hereto agree as follows:

1.   MERCHANDISE

     For purposes hereof, "Merchandise" shall comprise all items normally stocked or drop-shipped by McKesson Drug Distribution Centers servicing the 48 contiguous states, including prescription drugs, OTC drugs, health and beauty aids and sundries. This Agreement does not apply to merchandise sold to Horizon by McKesson Corporation divisions or subsidiaries other than McKesson Drug Company.

2.   TERM

     The term of this Agreement shall be for the five year period commencing on April 30, 1998, and during such period Horizon agrees to designate McKesson as its primary supplier of prescription drugs and to purchase from McKesson substantially all of the requirements of its retail pharmacies for prescription drugs and other items covered hereunder.

3.   ORDERING AND DELIVERY

     A. Prescription products will be delivered to Horizon pharmacies up to five (5) times per week, on mutually agreed upon days. Orders transmitted by 8:00 p.m. local time Sunday through Thursday will be delivered the next day, with every reasonable attempt to deliver by noon (of next day). Currently Horizon has three stores requiring a Saturday (Rx only and limited items) delivery (Store #21, #23, and #29). In order to receive a Saturday delivery, orders for Stores #21 and #29 will be transmitted by no later than noon on Friday. Store #23 will transmit no later than 2:00 p.m., Friday. Although Saturday delivery is not a common practice, both parties mutually agree to discuss future needs as Horizon acquires new stores. McKesson agrees to maintain a [redacted - Confidential Treatment] service level to Horizon Pharmacies chainwide on an aggregate basis for prescription Merchandise, tested on a monthly basis. Service level is defined as total lines ordered (partial lines included) less total omit lines (ordered but not filled). Items that manufacturers are unable to supply, manufacturer back-orders, product recalls, same item ordered again within 72 hours, items the manufacturer has discontinued, and new items with no inventory demand shall be excluded from the service level calculation.

                                                                   CONFIDENTIAL

     B. Non-prescription Merchandise will be delivered to Horizon Pharmacies up to 5 days per week. McKesson agrees to maintain a [redacted - Confidential Treatment] service level to Horizon Pharmacies chainwide on an aggregate basis for non-prescription Merchandise. Service level is defined as total lines ordered (partial lines included) less total omit lines (ordered but not filled). Items that manufacturers are unable to supply, manufacturer back-orders, product recalls, same item ordered again within 72 hours, items the manufacturer has discontinued, and new items with no inventory demand shall be excluded from the service level calculation.

     C. McKesson will provide daily updates of AWP and acquisition cost to the National Data Corporation pharmacy system for pharmaceutical Merchandise. In addition, McKesson will provide retail and acquisition cost fields for non-pharmaceutical Merchandise to the Horizon system no less often than weekly.

4.   PAYMENT TERMS

     A. The payment terms options for the Merchandise covered by this Agreement are as follows: Horizon Pharmacies may elect one of the following options for payment terms for the Merchandise covered by this Agreement, and shall have the right to elect to switch to the other options during the term of this Agreement after giving a 30 day written notice. Any changes to payment terms will be made at the beginning of a payment cycle.

         STANDARD SEMI-MONTHLY PAYMENT TERMS

         Payment for Merchandise delivered to Horizon retail pharmacies shall be paid by Horizon as follows: Invoices dated from the 1st to the 15th of the month are due and payable on the 25th day of the same month. Invoices dated from the 16th to the end of the month are due and payable on the 10th of the following month.

         30-DAY EXTENDED PAYMENT TERMS

         Invoices dated from the 1st to the end of the month are due and payable on the 10th day of the following month.

         45 DAY EXTENDED PAYMENT TERMS

         Invoices dated from the 1st of the month to the end of same month are due and payable on the 25th day of the following month.

                                                           CONFIDENTIAL

         PREPAYMENT INCENTIVES

         Prepayment Terms (30 day, 15 day and 7 day): The prepayment is a one-time payment equivalent to thirty (30) or fifteen (15) or seven
         (7) days worth of purchases (based on the most recent three-month purchase history) which is held as a deposit by McKesson. The amount of the required deposit will be adjusted quarterly, and may be adjusted as often as monthly, to cover increases or decreases in purchase volume. Following such one-time payment, all purchases are payable under the Standard Semi-Monthly Payment Terms as described above.

         Horizon shall be entitled to a reduction in the markup set forth in the cost of goods schedule for prepayment if Horizon elects this prepayment option. The prepay incentive shall be as follows:

             PREPAY INCENTIVE                  MARKUP REDUCTION

                30 Days             [redacted - Confidential Treatment]
                15 Days             [redacted - Confidential Treatment]
                 7 Days             [redacted - Confidential Treatment]

    B. Any payments made after the due date indicated herein shall result in a [redacted - Confidential Treatment] (or the maximum amount permissible under applicable law, if lower) increase in the purchase price of the Merchandise. A [redacted - Confidential Treatment] percent ([redacted Confidential Treatment]%) service charge
         (or the maximum amount permissible under applicable law, if lower) will be imposed semi-monthly on all balances delinquent more than [redacted - Confidential Treatment] days. If payment is due on a Saturday or Sunday, the payment due date will be the Monday immediately following any such Saturday or Sunday.

     C. Horizon hereby grants to McKesson a purchase money security interest covering all Merchandise sold and shipped to Horizon by McKesson to secure repayment of amounts due McKesson under this Agreement. Such security interest shall be subject and inferior to security interests covering inventory of specific pharmacies granted by Horizon in favor of prior owners of such pharmacies who have provided Horizon with secured seller financing in the past or who provide such secured seller financing in the future for new pharmacies acquired by Horizon. The security interest of McKesson shall be subordinate to seller financing security interests notwithstanding the filing dates of financing statements or any rights under applicable law which McKesson may otherwise have as the holder of a purchase money security interest. Horizon agrees to execute from time to time such financing statements as McKesson may request for the purpose of perfecting McKesson's security interest.

                                                           CONFIDENTIAL

     D. This Agreement is conditioned upon Horizon not being in default under the terms of the Credit Agreement throughout the term hereof and to that end, Horizon agrees to promptly substantiate in writing, at McKesson's request, the existence of such condition with annual audited and quarterly unaudited financial statements and any other supporting information required by McKesson.

     E. McKesson reserves the right, in its sole discretion, to change a payment term (including imposing the requirement of cash payment upon delivery) or limit total credit, if (i) McKesson concludes there has been a material adverse change in Horizon's financial condition or an unsatisfactory payment performance; or (ii) Horizon is in default under the terms of the Credit Agreement. Upon the occurrence of any of the events of default specified above in (i) or
         (ii) of this Section, McKesson shall allow a five (5) day period from receipt of written notice of default to cure the default before changing the payment terms. During that period, Horizon must adhere to its normal buying patterns. If the default is not cured after five days, McKesson will change the payment term to limit its risk, but will continue to ship product for thirty (30) days before suspending or discontinuing shipment of any additional orders to Horizon pharmacies.

5. COST OF GOODS

     A. In consideration for the Cost of Goods specified herein, Horizon expressly commits to purchase throughout the term of this Agreement
         (i) no less than [redacted - Confidential Treatment] percent (redacted %) of its pharmaceutical Merchandise from McKesson, (ii) no less than [redacted - Confidential Treatment] percent (redacted %) of its OTC drug, HBA, and DME Merchandise from McKesson, and
         (iii) not less than a monthly average of [redacted - Confidential Treatment] percent (redacted %) (net of returns, allowances and rebates) during any three month period of this Agreement in Direct Store Pharmacy Delivery ("D.S.D.") volume of Merchandise from McKesson ("Volume Purchase Commitment"). Unless otherwise indicated, Horizon shall at the time of implementation of service under this Agreement ("Implementation Date") be charged, in accordance with its designated payment terms, the applicable markup specified below for such Purchase Volume Commitment amount. Horizon's Cost of Goods thereafter shall be subject to quarterly review by McKesson and will be adjusted, if and to the extent necessary, to reflect Horizon's actual chain-wide monthly average purchase volume. If at any time after the first year of this Agreement Horizon has not achieved the appropriate pro rata purchase volume based on its Volume Purchase Commitment, McKesson, in addition to the other rights and remedies available to it hereunder, reserves the right in its sole discretion to redetermine the Cost of Goods pricing specified below.

     B. Horizon hereby further agrees to maintain a minimum chain-wide monthly average volume per retail pharmacy operation location of [redacted - Confidential Treatment] in D.S.D. prescription and OTC product purchases (net of returns, allowances and rebates) from McKesson throughout the term of this Agreement. In the event that Horizon

                                                                CONFIDENTIAL

         fails to maintain this minimum chainwide average volume of $ [redacted-Confidential Treatment] in net D.S.D. prescription drug and OTC product purchases per retail pharmacy operation location per month from McKesson during any three month period of this Agreement [excluding the first three (3) months of this Agreement], all Cost of Goods mark-ups hereunder shall be increased by [redacted - Confidential Treatment] during each subsequent three (3) month period until such time as the minimum chainwide net D.S.D. prescription drug and OTC product purchases volume requirement of $ [redacted-Confidential Treatment] is met for three (3) consecutive months.

     C. Subject to the terms and conditions of this Section, the Cost of Goods for Merchandise delivered to Horizon shall be Cost plus the applicable markup as specified below. [redacted - Confidential Treatment]

     D. Subject to the terms and conditions herein, the Cost of Goods hereunder shall be in accordance with the pricing schedule set forth below.


     CHAIN-WIDE MONTHLY VOLUME FOR
     [REDACTED - CONFIDENTIAL TREATMENT] PAYMENT                                      COST PLUS MARKUP
     TERMS (NET OF RETURNS, ALLOWANCES AND REBATES)                              RX                               OTC
     ----------------------------------------------                          -------                     -------------------
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%


     CHAIN-WIDE MONTHLY VOLUME FOR
     [REDACTED - CONFIDENTIAL TREATMENT] PAYMENT                                      COST PLUS MARKUP
     TERMS (NET OF RETURNS, ALLOWANCES AND REBATES)                               RX                               OTC
     -----------------------------------------------------                    -------                     -------------------
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%

                                      -5-



                                                                   CONFIDENTIAL

          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%

     CHAIN-WIDE MONTHLY VOLUME FOR
     [REDACTED - CONFIDENTIAL TREATMENT] PAYMENT                                           COST PLUS MARKUP
     TERMS (NET OF RETURNS, ALLOWANCES AND REBATES)                              RX                             OTC
     ----------------------------------------------                          -------                    -------------------
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%
          [redacted - Confidential Treatment]       [redacted - Confidential Treatment]%    [redacted - Confidential Treatment]%

         NET BILLED ITEMS: The purchase price for selected Merchandise, including but not limited to the following product lines, will be net-billed and not covered by the above-specified Cost of Goods pricing: [redacted - Confidential Treatment]

     E. All Horizon pharmacies will be invoiced at Cost plus [redacted - Confidential Treatment] for all Merchandise except net-billed items. A rebate will be calculated based on the difference between such invoiced amount and the then applicable Cost of Goods pricing as determined by the Horizon's respective chainwide monthly Volume Level and current payment terms. Said rebate amount will be issued monthly via check to Horizon's headquarters by the eighteenth (18th) of the following month.

     F. If Horizon Pharmacies elects not to participate in the McKesson Select Generic Program as specified in Section 10 of this Agreement or discontinues its participation in the McKesson Select Generics Program at any time during the term of this Agreement, an

                                                                   CONFIDENTIAL

     increase in the Cost of Goods markups set forth in Section 5.D. above will apply in accordance with the following schedule:

     Applicable Payment Terms                      Markup Increase
     ------------------------                      ---------------
            45 Days                       [redacted - Confidential Treatment]%
            30 Days                       [redacted - Confidential Treatment]%
            15 Days                       [redacted - Confidential Treatment]%

     Such increase will become effective immediately upon the occurrence of either the above-referenced events regarding participation in the McKesson Select Generics Program.

G.   It is further understood and agreed by the parties that if:

           i) Horizon fails to maintain a minimum chain-wide average volume of [redacted - Confidential Treatment] in D.S.D. prescription drug and OTC product purchases (net of returns, allowances and rebates) per month from McKesson during any consecutive three
               (3) months of this Agreement (excluding the first three (3) month period of this Agreement); or

          ii) Horizon fails to maintain a minimum average volume per Store per month of [redacted - Confidential Treatment] in D.S.D. prescription drug and OTC product purchases (net of returns, allowances and rebates) from McKesson during any consecutive three (3) months of this Agreement (excluding the first (3) month period of this Agreement), either such failure shall constitute a non-monetary default under this Agreement by Horizon as contemplated in Section 13.A.

H. Prior to making any adjustments to amounts payable by Horizon pursuant to Section 5.D. as a result of different volumes of Merchandise purchased, McKesson will first give written notice to Horizon of the proposed change and provide sufficiently detailed backup information to Horizon to substantiate the proposed change. Horizon will have an opportunity to review the information provided by McKesson to verify the accuracy of the calculations, to request additional information and to discuss the matter with McKesson personnel responsible for such information, and in any event, shall have no less than thirty (30) days to complete such verification.

6.   CONVERSION ALLOWANCE

     In consideration for Horizon's Volume Purchase Commitment specified above, McKesson agrees to pay to Horizon a conversion allowance ("Conversion Allowance") based on the following terms and conditions:

                                                                   CONFIDENTIAL

     A. The Conversion Allowance to be paid under this Agreement shall be [redacted - Confidential Treatment]% of the [redacted - Confidential Treatment] as hereinafter defined. Such Run Rate shall equal the amount of Horizon's [redacted - Confidential Treatment] purchases, net of returns, allowances, rebates and any net-billed items, from McKesson following the Implementation Date of this Agreement. The [redacted - Confidential Treatment] shall be defined as those purchases hereunder beginning [redacted - Confidential Treatment]. This one-time payment will occur thirty (30) days following expiration of the [redacted - Confidential Treatment] set forth above.

     B. If Horizon has not met its Purchase Volume Commitment as specified in Section 5.A. above at the time of either expiration of this Agreement or termination of this Agreement by either party, Horizon shall repay to McKesson in accordance with the following formula a pro-rata portion of the Conversion Allowance previously paid hereunder to Horizon pursuant to Section 6.A. above:


                          [redacted - Confidential Treatment]


          Such repayment amount shall be paid in full by Horizon within five
          (5) days of the effective date of such expiration or termination of this Agreement in immediately available funds, without making any deductions, offsets, short payments or other unauthorized accounts payable adjustments. Notwithstanding anything in this Section 6 to the contrary, Horizon shall have no repayment obligation hereunder in the event of termination of this Agreement by Horizon due to a default by McKesson resulting from a material breach of its obligations that is not cured in accordance with the terms and conditions set forth in Section 13.A. below.

7.   RETURNED GOODS

     A. Credits for returned goods from McKesson are divided into four categories, depending on the reason for the claim. Credits will be issued for any of the following reasons:

          1)   Non-merchandise problems, such as shortages and pricing errors;
          2)   McKesson merchandise received in error;
          3)   Recalls; and
          4) Outdated merchandise (defined as items with less than 6 months dating)

                                                                   CONFIDENTIAL

B.  The amount of credit allowed by McKesson will vary as follows:

    1)   [redacted - Confidential Treatment] credit will be given for:

         a)  Pricing errors, shipping errors and billing errors;
         b) Shortages (required to be phoned into the Customer Service Center within 48 hours of receipt of Merchandise);
         c)  Ordering errors (must be returned within 30 days of receipt);
         d)  Manufacturer recalls;
         e) Items received from McKesson with less than six (6) months dating; and
         f)  Merchandise that had concealed damage.

         Invoice number is required in each of the above-specified instances, except recalls, for full credit.

    2)   [redacted - Confidential Treatment] credit will be given for:

         Clean, salable merchandise with at least nine (9) months dating returned more than 30 days after store receipt.

    3)   [redacted - Confidential Treatment] credit will be given for:

         a)  Unsalable merchandise which can be returned to manufacturer,
         b)  Outdated items (subject to the approved vendor list); and
         c)  Salable merchandise with price tickets NOT removed.

    4)   [redacted - Confidential Treatment] credit will be given for:

         a)  Merchandise damaged in store pharmacies;
         b) Merchandise from manufacturers not listed on the approved vendor list; and
         c)  Merchandise not purchased from McKesson.

         These items will be sent back to the store which initiated the return.

C.  [redacted - Confidential Treatment]

                                                                   CONFIDENTIAL

8.  CUSTOMER SUPPORT CENTER

    A. Customer Service Support personnel will be available at the McKesson Premier Service Center from 8:00 a.m. EST to 8:00 p.m. EST Monday through Friday. Technical and emergency support is available 24 hours a day, seven (7) days a week. A Customer Service POD will be assigned to the Horizon chain of Stores with a key National Account contact as well.

    B. Horizon will be provided the names and telephone numbers of its key contacts at McKesson as well as the names and telephone numbers of McKesson's designated support personnel.

    C. McKesson will provide the necessary training for Horizons employees on all programs and services described in this Agreement and provide personnel to complete the initial store conversion at no charge. Additionally McKesson will provide assistance for a one-time reset to coincide with POS installation (this may or may not occur at the same time as conversion).

9.   CONTRACT MANAGEMENT

    A. McKesson agrees to service all manufacturers' contracts negotiated by Horizon, provided such manufacturers are approved suppliers of McKesson. Merchandise will be supplied at Horizon's negotiated bid price plus McKesson's applicable markup as described above in the Cost of Goods section.

    B. Horizon's eligibility for participation under a vendor contract must be authorized by the vendor, before the contract is loaded by McKesson. Horizon shall be liable for unpaid charge backs resulting from eligibility issues.

    C. In the event that a manufacturer in the case of a Horizon negotiated contract (i) makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or if a receiver of trustee is appointed with respect to a substantial part of the vendor's property or a proceeding is commenced against it which will substantially impair its ability to pay on charge backs or
        (ii) otherwise defaults in the payment of charge backs to McKesson, Horizon shall be invoiced and become liable for the unpaid charge backs allocable to its purchases from such vendor.

10.   GENERIC PHARMACEUTICALS

      Horizon agrees that upon commencement of the term of this Agreement to participate in McKesson's Select Generics Program through its auto-substitution feature and to thereby designate this program as Horizon's primary source of generic pharmaceuticals. A

                                                                CONFIDENTIAL

     quarterly rebate shall be paid to Horizon in accordance with the following matrix based on such participation:


     CHAIN-WIDE QUARTERLY SELECT
     GENERICS VOLUME (NET OF RETURNS,                                   QUARTERLY REBATE % ON
     ALLOWANCES AND REBATES)                                            SELECT GENERICS PURCHASES
     -------------------------------                                    -------------------------

                                     REBATE UNDER [REDACTED - CONFIDENTIAL   REBATE UNDER [REDACTED - CONFIDENTIAL
                                     TREATMENT] PAYMENT TERMS                TREATMENT] PAYMENT TERMS
[redacted - Confidential Treatment]  [redacted - Confidential Treatment]00%  [redacted - Confidential Treatment]00%
[redacted - Confidential Treatment]  [redacted - Confidential Treatment]00%  [redacted - Confidential Treatment]00%
[redacted - Confidential Treatment]  [redacted - Confidential Treatment]00%  [redacted - Confidential Treatment]00%
[redacted - Confidential Treatment]  [redacted - Confidential Treatment]00%  [redacted - Confidential Treatment]00%
[redacted - Confidential Treatment]  [redacted - Confidential Treatment]00%  [redacted - Confidential Treatment]00%

11.  REPACKAGED PHARMACEUTICALS

     A competitive and comprehensive program will be made available to Horizon to participate in, at its option, for repackaged pharmaceutical products. Stores shall be net-billed on McKesson's RxPak line of repackaged branded pharmaceutical products.

12.  SYSTEM SERVICES, EQUIPMENT AND PROGRAMS

     The following systems and services will be made available to Horizon Pharmacy as specified:

     REQUIRED:

     A.   ECONOMOST order system offers the following:
          1)   Telxon order entry device
          2)   Customized retail price capabilities
          3)   Scannable shelf identification labels
          4)   Item price stickers for pharmaceutical and H.B.C. merchandise
          5) Controlled substance report (A detailed listing of all controlled substances purchased from the servicing McKesson DC.
          6) Manufacturer off invoice allowances automatically applied upon ordering

          7) McKesson Advantage. (Monthly publication that lists manufacturer off invoice allowances, new Rx and OTC merchandise, advertising allowances, etc.)
          Fee is $ [redacted - Confidential Treatment] per month per location.

                                                                CONFIDENTIAL

     OPTIONAL:

     A.   Valu-Rite offers the following:
          1)   National identification
          2)   Extensive line of Valu-Rite private label merchandise
          3)   Circular advertising (Promotions unlimited)
          4) Chain class a contract pricing on Owens Brockway prescription ware
          5)   No charge Yellow Page ad under Valu-Rite Pharmacies
          6)   1-800 Valu-Rite locator number.
          7) Quarterly rebate program ([redacted - Confidential Treatment] McKesson Select Generics, [redacted - Confidential Treatment] Private Label Products)
          8)   National advertising program
          9)   New neighbor program, and marketing services
          10)  Prefer Rx-Contract pricing on select branded name pharmaceuticals
          11)  MAP Zone pricing for each retail pharmacy location.
          Fee is $[redacted - Confidential Treatment] per month per location.

     B.   Microfiche
          Microfiche Updated twice per month
          Fee is $[redacted - Confidential Treatment] per mo. per location.

     C.   EconoLink* offers the following:
          1) Includes IBM compatible windows based system with color monitor, printer and modem. Hardware and software maintenance are included in monthly charge.
          2)   Customized data base and reports.
          3)   Contract compliance and best price search
          4)   Daily automatic price and product updates.
          5)   On line listing of product availability
          6)   Order submission via electronic data interchange
          7) Quantity acknowledgments (instant purchase order confirmation with a detailed listing of merchandise filled and out of stock
          Fee is $ [redacted - Confidential Treatment] per mo. per location-Optional.

          * One (1) Econolink Host system shall be provided to Horizon's headquarters, at [redacted - Confidential Treatment]. EconoLink shall be subject to a separate license agreement between the parties governing use and maintenance.

     D. OmniLink: Terms and conditions for utilization of McKesson's OmniLink program will be agreed to under separate contract.

                                                                   CONFIDENTIAL
13.  DEFAULT AND REMEDIES

     A. Failure of either party to make any payments within five (5) days of when due in accordance with the terms of this Agreement shall constitute a default. Any breach by either party of a material non-monetary provision of the Agreement or any other agreement between Horizon and McKesson (i.e. a provision not requiring the payment of money), which is capable of being cured and has not been caused by any action or omission of the other party, shall constitute a default if not cured to the reasonable satisfaction of the other party within sixty (60) days after the giving of written notice of such breach by the non-breaching party. Such written notice shall specify the nature of the breach and be accompanied by calculations and other appropriate materials to substantiate the allegation of breach in order for the alleged breach to be verified if necessary. Upon default by either party the non-breaching party may, at its option, terminate the Agreement immediately without further notice and pursue any remedy available to it under this Agreement, at law or in equity or any combination thereof.

     B.  Either party may, on ten (10) days notice, terminate this Agreement:

         1) If the other party shall file any petition under any bankruptcy, reorganization, insolvency or moratorium laws, or any other law or laws for the relief of or in relation to the relief of debtors; or

         2) If the other party shall file any involuntary petition under any bankruptcy statute or a receiver or trustee shall be appointed to take possession of all or substantial part of the assets of the party which has not been dismissed or terminated within sixty (60) days of the date of such filing or appointment, or

         3) If the other party shall make a general assignment for the benefit of creditors or shall become unable or admit in writing its inability to meet its obligations as they mature; or

         4) If the other party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger.

     C. In the event of a termination hereunder the following continuing obligations and liabilities shall survive termination and remain in full force and effect:

         1) Liability for accounts receivable balances or any other payment due hereunder to the other party at the date of or upon the occurrence of such termination; and


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                                                                   CONFIDENTIAL

         2) Obligations imposed on each party under the Proprietary and Confidentiality Information section set forth below.

14.  PROPRIETARY AND CONFIDENTIAL INFORMATION

     A. Any and all accounts, records, books, files, and lists regarding any transaction provided for or contemplated hereunder, shall be confidential and proprietary to the party creating or generating such information. This Agreement, and the terms and conditions hereof, are confidential. The parties expressly agree to maintain such terms and conditions in confidence, and shall take every precaution to disclose the contents of this Agreement only to those employees of each of the parties who have a reasonable need to know such information.

     B. Horizon and McKesson each acknowledge that, in connection with their respective businesses, they have developed certain operating manuals, symbols, trademarks, trade names, service marks, trade secrets, customer lists, procedures, formulas, and other patented, copyrighted, or legally protected materials which are confidential and proprietary to each of them.

     C. Neither party may disclose the terms of this Agreement during the term hereof and for an additional period of twenty-four (24) months following the effective date of expiration or other termination of this Agreement. Furthermore, except upon the prior written consent of the other party, neither party may divulge, disclose, communicate, or use any of the other party's confidential or proprietary information generally described in Subsection A and B above, in any manner or for any purpose, including, without limitation, use in advertising or for promotional materials, except upon the prior written consent of the other party. A party hereto may refuse consent to the use of its confidential or proprietary information for any or no reason. In the event that any such confidential or proprietary information is used during the course of this Agreement it shall retain its confidential and proprietary nature and shall be returned immediately to its owner or destroyed upon termination of this Agreement. Notwithstanding anything herein to the contrary, nothing in this subsection shall require either party to maintain in confidence any information, materials, or data which is in the public domain, enters the public domain through no fault of such party, was in possession of the party prior to being furnished to it by the other, was supplied to the party by a third party or parties lawfully in possession thereof, which is required to be disclosed to the Securities and Exchange Commission or other commission or agency regulating the activities of either party or which the party is required to divulge pursuant to process of any judicial or governmental body of competent jurisdiction, provided that notice of receipt of such process is given to the other.


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                                                                   CONFIDENTIAL

15.  FORCE MAJEURE

     If service from any McKesson distribution center to any Horizon store(s) is interrupted or delayed because of strike, lockout, labor dispute, fire or other casualty, or any other reasons beyond the reasonable control of McKesson, McKesson will take such action as may be reasonably necessary, without additional cost or expense to Horizon, to maintain service as mutually agreed upon to affected stores from an alternate McKesson Distribution Center. Any adverse effects upon Horizon's performance of this Agreement occurring as a result of the events described in this section shall not in any way be considered a breach of this Agreement.

16.  NOTICES

     All notices pertaining to this Agreement shall be delivered in person, sent by certified mail, delivered by air courier, or transmitted by facsimile and confirmed in writing (sent by air courier or certified mail) to a party at the address or facsimile number shown in this Section, or such other address or facsimile number as a party may notify the other party from time to time. Notices delivered in person, and notices dispatched by facsimile prior to 4:00 p.m. and confirmed, shall be deemed to be received on the day sent. All other facsimiles and notices shall be deemed to have been received on the business day following receipt; provided, however, if such day falls on a weekend or legal holiday, receipt shall be deemed to occur on the next business day. Notices may also be transmitted electronically between the parties, provided that proper arrangements are made in advance to facilitate such communications and provide for their security and verification.

     IF TO MCKESSON:                        IF TO HORIZON:

     McKesson Corporation                   Horizon Pharmacies Inc.
     809 110th St.                          275 W. Princeton Dr.
     Arlington, TX 76011                    Princeton, TX 75407

     ATTENTION: Dennis Milsow               ATTENTION: Rick McCord
                Vice President Sales                   President
           FAX: (817) 652-7699                    FAX: (972) 736-2424

17.  MISCELLANEOUS

     A. This Agreement embodies the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, understandings and representations with the exception of any promissory note, security agreement or other credit or financial related document(s) executed by Horizon or between Horizon and McKesson. This Agreement may not be modified, supplemented or extended except by a writing signed by both parties.

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                                                                   CONFIDENTIAL

     B. This Agreement supersedes any and all prior McKesson agreements and discount plans in which any Horizon pharmacy may currently be participating.

     C. Except as provided above in Section 15, neither party shall have any obligation hereunder for failure or delay of performance due to fire, shortage of materials or transportation, government acts, or any other cause beyond its control.

     D. Neither party shall have the right to assign this Agreement or any interest therein without the prior written consent of the other party, and any such attempted assignment shall be without effect, except that either party may, without the consent of the other, assign this Agreement to an affiliate of such party and except that this provision shall not be applicable to any corporate reorganization of either party, including but not limited to any merger, reincorporation or sale of a significant portion of either party's assets.

     E. This Agreement shall be construed in accordance with the State of California without regard to the provisions of Section 1654 of the California Civil Code or the rules regarding conflict of laws.

     F. If any provisions of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement.

     G. The failure of either party to enforce at any time or for any period of time any one or more of the provisions thereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision.

     H. If any federal, state, or local tax currently or in the future (e.g. Minnesota Care Tax) is levied upon McKesson in a jurisdiction where either McKesson or Horizon does business and such tax relates or applies to the Merchandise and or any applicable service fees covered by this Agreement (excluding taxes imposed on McKesson's net income), the Cost of Goods to those Horizon pharmacies involved will be increased a corresponding percentage amount.

     I. Horizon represents and warrants that similar conditions, including prices, rebates, terms and delivery, have been made available to Horizon by wholesale drug competitors of McKesson in the areas covered by this Agreement.

     J. If and to the extent any product discounts, rebates or other purchasing incentives are earned by or granted to Horizon and paid by McKesson under this Agreement, then applicable provisions of the Medicare/Medicaid and state health care fraud and abuse/antikickback laws and regulations (collectively, "fraud and abuse laws") may require disclosure of the applicable price reduction on Horizon's claims or cost reports for reimbursement from governmental or other third party health care programs or provider plans. Horizon agrees to comply with all

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                                                                   CONFIDENTIAL

          applicable provisions of the fraud and abuse laws and to indemnify and hold McKesson harmless for any failure on its part to do so.

     K. Participation hereunder by any of Horizon's pharmacies in McKesson's Preferred Provider Network may be terminated by McKesson if such pharmacy fails to comply with the terms and conditions of this Agreement or the M.P.P.N. Agreement. Membership to these two Networks are granted as members of McKesson's Valu Rite program and at Horizon's discretion pharmacies can opt out of individual managed care plans it so designates. Such membership shall be discontinued for any Horizon Pharmacy not using McKesson as its primary wholesaler as defined herein.

     L. McKesson shall be entitled to set off any delinquent amount owing from Horizon to McKesson after either of the five day cure periods referenced in Sections 4.E. and 13.A. against any amount payable at such time by McKesson to Horizon, whether arising under this Agreement or otherwise. For purposes of this Section, Horizon and McKesson in each case shall include its subsidiaries and affiliates.

     M. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the other of such provision or the remaining provisions of this Agreement. The parties agree to replace any such invalid provision with a new provision which has the most nearly similar permissible economic effect.

     N. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     O. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute one agreement.

     P. In the event Horizon decides to develop its own private label (OTC) line, McKesson, based on its current understanding of the contemplated distribution requirements posed by such an arrangement, agrees to establish a service fee of [redacted - Confidential Treatment] percent ([redacted - Confidential Treatment]%) [separate from any amounts due under this Agreement] for stocking and shipping products covered by the designated Horizon private label. It is understood and agreed by the parties that this fee would be subject to an increase adjustment in the event of a material change in the distribution requirements actually applicable at the time of implementation of such services. All inventory of such private label products stored at McKesson Distribution Centers will be under the complete ownership of Horizon Pharmacies, Inc.

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                                                                   CONFIDENTIAL

     Q. McKesson and Horizon agree to conduct an annual business review of the supply arrangement created by this Agreement ("Annual Review") which shall occur throughout the term hereof during the month immediately preceding the anniversary of the commencement date of this Agreement. The purpose of this Annual Review shall be to allow the parties to discuss then current market conditions or other competitive considerations which are directly related to the parties' existing business relationship.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year written below and the persons signing warrant that they are duly authorized to sign for and on behalf of the respective parties. This Agreement shall be deemed accepted by McKesson only upon execution by a designated signatory of McKesson.

HORIZON PHARMACIES INC.                McKESSON U.S. HEALTH CARE,
                                       A DIVISION OF McKESSON CORPORATION

By:  /s/ Rick McCord                   By:  /s/ William G. Hamik
   -------------------------------        -------------------------------

Name:    Rick McCord                   Name:    William G. Hamik
     -----------------------------          -----------------------------
         (Print or Type)                          (Print or Type)

                                               Senior Vice President,
Title:      President                  Title:   Customer Operations
     -----------------------------          -----------------------------

Date:        4/30/98                   Date:         4/30/98
     -----------------------------          -----------------------------


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